Exhibit 5.1

August 3, 2020

Advaxis, Inc.

305 College Road East

Princeton, New Jersey 08540

Re: Advaxis, Inc., Registration Statement on Form S-3 (File No. 333-226988)

Ladies and Gentlemen:

We have acted as counsel to Advaxis, Inc., a Delaware corporation (the “Company”), in connection with the filing of the prospectus supplement of the Company, dated July 30, 2020, including the accompanying prospectus (the “Base Prospectus”) included in the above-referenced Registration Statement on Form S-3 (No. 333-226988) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 23, 2018 and declared effective by the Commission on August 30, 2018, which prospectus supplement was filed by the Company with the Commission on July 30, 2020, pursuant to Rule 424(b) promulgated under the Act (such prospectus supplement, together with the Base Prospectus, the “Prospectus”). The Prospectus relates to (a) the issuance and sale from time to time to Lincoln Park Capital Fund, LLC (“Lincoln Park Capital”), pursuant to the Registration Statement, of up to $20,000,000 aggregate offering price of shares (the “Purchase Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (b) the issuance and sale to Lincoln Park Capital of an additional 1,084,266 shares of Common Stock (the “Commitment Shares” and, together with the Purchase Shares, the “Shares”), all as contemplated by a purchase agreement dated as of July 30, 2020, by and between the Company and Lincoln Park Capital (the “Purchase Agreement”).

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon written actions by the board of directors of the Company and certificates of certain officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates and written actions by the board of directors of the Company.

As counsel to the Company, in rendering the opinions hereinafter expressed, we have examined and relied upon originals or copies of such corporate records, agreements, documents and instruments as we have deemed necessary or advisable for purposes of this opinion, including (i) the certificate of incorporation and bylaws of the Company, as amended and restated to date, (ii) the Registration Statement and the exhibits thereto filed with the Commission, (iii) the Prospectus, (iv) the Purchase Agreement, and (v) the written actions of the board of directors referenced above.

This opinion is limited solely to the Delaware General Corporation Law without regard to choice of law, to the extent that the same may apply to or govern the transactions contemplated by the Registration Statement. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion.

Based on such examination and subject to the foregoing, we are of the opinion that:

1.	The Commitment Shares are validly issued, fully paid and nonassessable; and

2.	The Purchase Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Purchase Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission (and its incorporation by reference into the Registration Statement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act and to the reference to this firm therein and under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. In rendering this opinion, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matter or matters. This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

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